EXHIBIT 16.1

[LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]

May 21, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read and agree with the comments regarding Arthur Andersen LLP in Item 4 of Form 8-K of XTO Energy Inc. dated May 20, 2002.

Yours truly,

Arthur Andersen LLP